                                                                    EXHIBIT 10.2

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                 MARCH 30, 2006

                                      among

                   EDUCATION REALTY OPERATING PARTNERSHIP, LP
                  AND CERTAIN OF ITS SUBSIDIARIES, as Borrower

                                       and

                            The Lenders Party Hereto

                                       and

                         KEYBANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                            KEYBANC CAPITAL MARKETS,
                      AS SOLE BOOKRUNNER AND LEAD ARRANGER

                         COMMERZBANK AG NEW YORK BRANCH
                                       AND
                               UBS SECURITIES LLC
                            AS CO-SYNDICATION AGENTS

                           ALLIED IRISH BANKS, P.L.C.
                             AS DOCUMENTATION AGENT

                                TABLE OF CONTENTS

ARTICLE I Definitions......................................................    2
   SECTION 1.01 Defined Terms..............................................    2
   SECTION 1.02 Classification of Loans and Borrowings.....................   20
   SECTION 1.03 Terms Generally............................................   20
   SECTION 1.04 Accounting Terms; GAAP.....................................   20

ARTICLE II The Credits.....................................................   21
   SECTION 2.01 Commitments................................................   21
   SECTION 2.02 Loans and Borrowings.......................................   21
   SECTION 2.03 Requests for Revolving Borrowings..........................   22
   SECTION 2.04 Swingline..................................................   22
   SECTION 2.05 Letters of Credit..........................................   24
   SECTION 2.06 Funding of Borrowings......................................   28
   SECTION 2.07 Interest Elections.........................................   28
   SECTION 2.08 Termination, Reduction and Increase of Commitments.........   30
   SECTION 2.09 Repayment of Loans; Evidence of Debt.......................   31
   SECTION 2.10 Prepayment of Loans........................................   31
   SECTION 2.11 Fees.......................................................   32
   SECTION 2.12 Interest...................................................   33
   SECTION 2.13 Alternate Rate of Interest.................................   34
   SECTION 2.14 Increased Costs............................................   35
   SECTION 2.15 Break Funding Payments.....................................   36
   SECTION 2.16 Taxes......................................................   36
   SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of
                Set-offs...................................................   37
   SECTION 2.18 Mitigation Obligations; Replacement of Lenders.............   39
   SECTION 2.19 Extension..................................................   40

ARTICLE III Representations and Warranties.................................   41
   SECTION 3.01 Organization; Powers.......................................   42
   SECTION 3.02 Authorization; Enforceability..............................   42
   SECTION 3.03 Governmental Approvals; No Conflicts.......................   42
   SECTION 3.04 Financial Condition; No Material Adverse Change............   42
   SECTION 3.05 Properties.................................................   43
   SECTION 3.06 Intellectual Property......................................   44
   SECTION 3.07 Litigation and Environmental Matters.......................   45
   SECTION 3.08 Compliance with Laws and Agreements........................   46
   SECTION 3.09 Investment and Holding Company Status......................   47
   SECTION 3.10 Taxes......................................................   47
   SECTION 3.11 ERISA......................................................   47
   SECTION 3.12 Disclosure.................................................   47
   SECTION 3.13 Insurance..................................................   47
   SECTION 3.14 Margin Regulations.........................................   48

   SECTION 3.15 Subsidiaries; REIT Qualification...........................   48

ARTICLE IV Conditions......................................................   48
   SECTION 4.01 Effective Date.............................................   48
   SECTION 4.02 Each Credit Event..........................................   49

ARTICLE V Affirmative Covenants............................................   50
   SECTION 5.01 Financial Statements; Ratings Change and Other
                Information................................................   50
   SECTION 5.02 Financial Tests............................................   51
   SECTION 5.03 Notices of Material Events.................................   51
   SECTION 5.04 Existence; Conduct of Business.............................   52
   SECTION 5.05 Payment of Obligations.....................................   52
   SECTION 5.06 Maintenance of Properties; Insurance.......................   52
   SECTION 5.07 Books and Records; Inspection Rights.......................   54
   SECTION 5.08 Compliance with Laws.......................................   54
   SECTION 5.09 Use of Proceeds and Letters of Credit......................   54
   SECTION 5.10 Fiscal Year................................................   54
   SECTION 5.11 Environmental Matters......................................   54
   SECTION 5.12 Property Pool..............................................   55
   SECTION 5.13 Further Assurances.........................................   57
   SECTION 5.14 Partial Releases...........................................   57
   SECTION 5.15 Parent Covenants...........................................   58

ARTICLE VI Negative Covenants..............................................   58
   SECTION 6.01 Sale/Leaseback.............................................   59
   SECTION 6.02 Liens......................................................   59
   SECTION 6.03 Fundamental Changes........................................   59
   SECTION 6.04 Investments, Loans, Advances and Acquisitions..............   60
   SECTION 6.05 Hedging Agreements.........................................   61
   SECTION 6.06 Restricted Payments........................................   61
   SECTION 6.07 Transactions with Affiliates...............................   61
   SECTION 6.08 Parent Negative Covenants..................................   61
   SECTION 6.09 Restrictive Agreements.....................................   62
   SECTION 6.10 Indebtedness...............................................   62

ARTICLE VII Events of Default..............................................   62

ARTICLE VIII The Administrative Agent......................................   65

ARTICLE IX Miscellaneous...................................................   67
   SECTION 9.01 Notices....................................................   67
   SECTION 9.02 Waivers; Amendments........................................   67
   SECTION 9.03 Expenses; Indemnity; Damage Waiver.........................   69
   SECTION 9.04 Successors and Assigns.....................................   70
   SECTION 9.05 Survival...................................................   73
   SECTION 9.06 Counterparts; Integration; Effectiveness; Joint and
                Several....................................................   73

   SECTION 9.07 Severability...............................................   74
   SECTION 9.08 Right of Setoff............................................   75
   SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of
                Process....................................................   75
   SECTION 9.10 WAIVER OF JURY TRIAL.......................................   76
   SECTION 9.11 Headings...................................................   76
   SECTION 9.12 Confidentiality............................................   76
   SECTION 9.13 Interest Rate Limitation...................................   76
   SECTION 9.14 USA PATRIOT Act............................................   77

SCHEDULES:

Schedule 2.01 - Commitments
Schedule 3.05(f) - Earthquake or Seismic Area
Schedule 3.07 - ADA Disclosure
Schedule 3.15 - Subsidiaries
Schedule 5.12 - Pool
Schedule 6.02 - Existing Liens

EXHIBITS:

Exhibit A - Form of Assignment and Acceptance
Exhibit B - Form of Compliance Certificate
Exhibit C - Form of Guaranty
Exhibit D - Form of Note
Exhibit E - Form of Borrowing Request/Interest Rate Election

         THIS AMENDED AND RESTATED CREDIT AGREEMENT AMENDS AND RESTATES
        THAT CERTAIN CREDIT AGREEMENT DATED JANUARY 31, 2005 (AS SAME WAS
      AMENDED FROM TIME TO TIME, THE "ORIGINAL CREDIT AGREEMENT"), ENTERED
             INTO BETWEEN EDUCATION REALTY OPERATING PARTNERSHIP, LP
       AND CERTAIN OF ITS SUBSIDIARIES, AS BORROWER, JPMORGAN CHASE BANK,
               N.A., AS ADMINISTRATIVE AGENT, UBS SECURITIES LLC,
    AS SYNDICATION AGENT, J.P. MORGAN SECURITIES INC. AND UBS SECURITIES LLC,
         AS JOINT BOOKRUNNERS AND JOINT LEAD ARRANGERS, AND THE VARIOUS
                              LENDERS PARTY THERETO.

         AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") dated as of
                              March 30, 2006, among

EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership, EDR Athens I, LLC, a Delaware limited liability company, EDR Tallahassee I, LLC, a Delaware limited liability company, EDR C Station, LLC, a Delaware limited liability company, EDR Tallahassee Limited Partnership, a Delaware limited partnership, EDR Tharpe Limited Partnership, a Delaware limited partnership, EDR Lawrence Limited Partnership, a Delaware limited partnership, the LENDERS party hereto, KEYBANK, NATIONAL ASSOCIATION, as Administrative Agent, and KEYBANC CAPITAL MARKETS, as Sole Bookrunner and Lead Arranger COMMERZBANK AG NEW YORK BRANCH and UBS LOAN FINANCE LLC as Co-Syndication Agents
ALLIED IRISH BANKS, P.L.C. Documentation Agent

     The parties hereto agree as follows:

     WHEREAS, the Borrower, JPMorgan Chase Bank, N.A. and the other parties referenced above (the "Original Lenders") entered into the Original Credit Agreement wherein loans and other financial accommodations were extended to the Borrower; and

     WHEREAS, certain of the Original Lenders have assigned their interests in under the Original Credit Agreement to KeyBank National Association, and KeyBank National Association has been appointed as successor Administrative Agent; and

     WHEREAS, the Borrower, KeyBank, National Association, as the Administrative Agent and the Lenders which have not been replaced, together with certain new Lenders party hereto, desire to modify, amend and restate the Original Credit Agreement as provided herein.

                                    ARTICLE I

                                   Definitions

     SECTION 1.01 Defined Terms.

     As used in this Agreement, the following terms have the meanings specified below:

     "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Adjusted EBITDA" means, for a given testing period, EBITDA less the Capital Expenditure Reserve.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means KeyBank, National Association, in its capacity as administrative agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Exposure most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread," as the case may be, based upon the Total Leverage Ratio applicable on such date:

                        ABR     Eurodollar
Total Leverage Ratio   Spread     Spread
--------------------   ------   ----------
     Category 1         0.00%      1.35%
        <45%

     Category 2         0.00%      1.50%
    >45% but <55%

     Category 3         0.25%      1.75%
    >55% but <65%

     Category 4          .50%      2.00%
        >65%

Each change in the Applicable Rate shall apply during the period commencing on the date of the most recent Compliance Certificate delivered to the Administrative Agent and ending on the date of receipt of the next Compliance Certificate pursuant to Section 5.01(c). If a Compliance Certificate is not delivered to the Administrative Agent in accordance with Section 5.01(c) the Applicable Rate shall be deemed to be in Category 4 until the required Compliance Certificate is delivered to the Administrative Agent.

     "Appraisal" (whether one or more) means a written appraisal of the Mortgaged Properties by an appraiser satisfactory to the Administrative Agent. Each Appraisal must comply with all Legal Requirements and, unless specifically provided to the contrary in this Agreement, must be in form and substance satisfactory to the Administrative Agent and all of the Required Lenders.

     "Appraised Value" means the value of Real Property, as set forth in the Appraisal for such Real Property.

     "Approved Fund" has the meaning set forth in Section 9.04(b).

     "Assets Under Development" means all Real Property, or phases thereof, that is under construction or development as an income-producing project in a diligent manner and in accordance with industry standard construction schedules, but for which a certificate of occupancy has not been issued.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability Period" means the period from and including the Effective Date to but excluding the Maturity Date.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" means, collectively, Education Realty Operating Partnership, LP, a Delaware limited partnership, EDR Athens I, LLC, a Delaware limited liability company, EDR Tallahassee I, LLC, a Delaware limited liability company, EDR C Station, LLC, a Delaware limited liability company, EDR Tallahassee Limited Partnership, a Delaware limited partnership, EDR Tharpe Limited Partnership, a Delaware limited partnership, and EDR Lawrence Limited Partnership, a Delaware limited partnership, and any other Person who from time to time becomes a "Borrower" as required by Section 5.12.

     "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "Borrowing Base Availability" means the aggregate of the following calculated for each Mortgaged Property in the Pool: the lesser of (a) sixty-five percent (65%) of the Pool Value; or (b) the lesser of (i) the loan amount which would produce a debt service coverage ratio (defined as the Net Operating Income for the subject property divided by accrued interest on such loan amount for the same period used to calculate Net Operating Income based on an interest rate equal to the Adjusted LIBO Rate for a three (3) month Interest Period plus the Applicable Rate, each on the date of calculation) of 1.30:1.00, or (ii) the loan amount which would produce a debt service coverage ratio (defined as the Net Operating Income for the subject property divided by the annual principal and interest payments that would be required on a loan for such amount based on a thirty (30) year amortization and an interest rate equal to the greater of (1) the rate per annum on the date of determination of obligations of the United States Treasury with a term of ten (10) years, plus one and three-fourths percent (1-3/4%) or (2) seven percent (7%) per annum) of 1.30:1.00.

     "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditure Reserve" means, on an annual basis, an amount equal to
(a) the aggregate number of beds available for lease in each Real Property parcel owned by Borrower or any Subsidiary measured as of the last day of each of the immediately preceding four (4) calendar quarters and averaged, multiplied by (b) $125.00.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Parent by any Person or group.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all property, tangible or intangible, real, personal or mixed, now or hereafter subject to the liens and security interests of the Loan Documents, or intended so to be.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $100,000,000.00.

     "Compliance Certificate" has the meaning set forth in Section 5.01(c) hereof and a form of which is attached hereto as Exhibit B.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. "Controlling" and "Controlled" have meanings correlative thereto.

     "Credit Party" means each Borrower and each Guarantor.

     "Current Survey" shall mean the boundary survey of each of the Mortgaged Properties that is more particularly described on Schedule 1.01 hereto.

     "Deed of Trust" (whether one or more) means a deed of trust and security agreement, a mortgage and security agreement, or a security deed and security agreement covering the Mortgaged Properties.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Dollars" or "$" refers to lawful money of the United States of America.

     "EBITDA" means an amount derived from (a) net income, plus (b) to the extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus or minus (c) to the extent included in the determination of net income, any extraordinary losses or gains resulting from sales or payment of Indebtedness, and (d) as approved by the Administrative Agent, such approval not to be unreasonably withheld, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, or other capital transaction, in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of EBITDA for the Borrower's Unconsolidated Affiliates. If EBITDA is calculated over a period of less than four (4) quarters which includes the month of August, then the average EBITDA for the months in the calculation period other than August will be substituted for the August EBITDA.

     "EDR" means Education Realty Operating Partnership, LP, a Delaware limited partnership.

     "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Eligible Ground Lease" shall mean a lease meeting the following requirements: (a) a remaining term (including renewal options exercisable at lessee's sole option) of at least forty (40) years, (b) may be transferred and/or assigned by lessee without landlord's consent and (c) the Administrative Agent has determined that the ground lease is financeable in that it contains customary lender protection provisions and provides or allows for, without further consent from the landlord, (i) notice and right to cure to lessee's lender, (ii) a pledge and mortgage of the leasehold interest, (iii) recognition of a foreclosure of the leasehold interest including no prohibition on entering into a new lease with the lender, and (iv) no right of landlord to terminate the lease without consent of lessee's lender.

     "Environmental Assessment" shall mean a written assessment and report ordered by the Administrative Agent as to the status of any Mortgaged Properties regarding compliance with any Legal Requirements related to environmental matters. Each Environmental Assessment must comply with all Legal Requirements.

     "Environmental Claim" means any notice of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned, operated or leased by the Borrower or any of its Subsidiaries or any activities or operations thereof;
(ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned, operated or leased by the Borrower or any of its Subsidiaries or their operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Laws or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned, leased or operated by the Borrower or any of its Subsidiaries.

     "Environmental Indemnity" means, collectively, each Environmental Risk Agreement of even date herewith executed by the Borrower and Guarantor and delivered to the Administrative Agent, together with each Environmental Risk Agreement hereafter executed with respect to any of the Mortgaged Properties.

     "Environmental Laws" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) exposure to any Hazardous Materials in violation of any Environmental Law,
(c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Environmental Lien" means any lien in favor of any Governmental Authority arising under any Environmental Law.

     "Environmental Permit" means any permit required under any applicable Environmental Law or under any and all supporting documents associated therewith.

     "Equity Percentage" means the aggregate ownership percentage of Borrower in each Unconsolidated Affiliate, which shall be calculated as the greater of (a) Borrower's nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate's organizational documents, and (b) Borrower's economic ownership interest in the Unconsolidated Affiliate, reflecting Borrower's share of income and expenses of the Unconsolidated Affiliate.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

     "Extension Request" has the meaning set forth in Section 2.19.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer or the chief accounting officer of the Borrower.

     "Financing Statements" means all such Uniform Commercial Code financing statements as the Administrative Agent shall require, duly authorized by the Borrower to give notice of and to perfect or continue perfection of the Lenders' security interest in all Collateral.

     "Fixed Charge Coverage Ratio" shall mean the ratio of (a) the sum of the Parent's Adjusted EBITDA and the Borrower's Adjusted EBITDA for the immediately preceding four (4) calendar quarters (or the period between the Measurement Date and the calculation date, if shorter); to (b) all of the principal due and payable and principal paid on the Parent's Indebtedness and on the Borrower's Indebtedness (including scheduled payments on Capital Lease Obligations), plus all of the Parent's and the Borrower's Interest Expense, plus the aggregate of all cash dividends payable on the preferred stock of the Parent or any of its Subsidiaries, in each case for the period used to calculate Adjusted EBITDA, all of the foregoing calculated without duplication.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is organized. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Funds From Operations" shall mean net income of the Borrower determined in accordance with GAAP, plus depreciation and amortization; provided, that there shall not be included in such calculation any gain or loss from debt restructuring and sales of property or, as approved by the Administrative Agent, such approval not to be unreasonably withheld, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, or other capital transaction. Funds From Operations will be calculated for the four (4) calendar quarters immediately preceding the date of the calculation. Funds From Operations shall be calculated on a consolidated basis, and including (without duplication) the Equity Percentage of Funds From Operations for the Borrower's Unconsolidated Affiliates.

     "GAAP" means generally accepted accounting principles in the United States of America, subject to the provisions of Section 1.04.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantor" means the Parent, EDR Oxford, LLC, and any other Person who from time to time has executed a Guaranty as required by the terms of this Agreement.

     "Guaranty" means a guaranty in the form of Exhibit C attached hereto.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law; provided, that Hazardous Materials shall not include any such substances or wastes utilized or maintained at the Real Property in the ordinary course of business and in accordance with all applicable Environmental Laws.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Historical Value" shall mean the purchase price of Real Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements (including construction costs for property under construction or development) made by the Borrower, less any provision for losses, all determined in accordance with GAAP. If the Real Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a pro rata allocation of the aggregate purchase price by the Borrower based on net operating income of such property, and consistent with GAAP.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations contingent or otherwise, of such Person with respect to any Hedging Agreements (calculated on a mark-to-market basis as of the reporting date), and (l) payments received in consideration of sale of an ownership interest in Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Indebtedness for the Borrower's Unconsolidated Affiliates.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Interest Coverage Ratio" shall mean the ratio of (a) the sum of the Parent's EBITDA and the Borrower's EBITDA for the immediately preceding four (4) calendar quarters (or the period between the Measurement Date and the calculation date, if shorter) to (b) all of the Parent's and the Borrower's Interest Expense for the period used to calculate EBITDA.

     "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

     "Interest Expense" shall mean all of a Person's paid, accrued or capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), and including (without duplication) the Equity Percentage of Interest Expense for the Borrower's Unconsolidated Affiliates.

     "Interest Payment Date" means the first Business Day of each calendar month.

     "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuing Bank" means KeyBank, National Association, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "KeyBank" means KeyBank, National Association, in its individual capacity.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lender" includes the Swingline Lender.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to an asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, negative pledge, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor; (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation; and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement, the Notes, the Guaranty, the Deed of Trust, the Financing Statements, the Environmental Indemnity, and all other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Management Company" means the manager of the Real Property owned by EDR or a Subsidiary of EDR, together with Place Management Group, LLC which manages thirteen (13) properties purchased from Place Properties, L.P.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of (i) the Borrower and its Subsidiaries, other than owners of Mortgaged Properties, and the Guarantor, taken as a whole, or (ii) any owner of a Mortgaged Property, (b) the ability of any of the Credit Parties to perform their obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the other Credit Parties in an aggregate principal amount exceeding $10,000,000.

     "Maturity Date" means March 30, 2009, as the same may be extended in accordance with Section 2.19.

     "Maximum Loan Available Amount" means, on any date, an amount equal to the lesser of (a) the aggregate Commitments or (b) the aggregate Borrowing Base Availability.

     "Maximum Rate" shall have the meaning set forth in Section 9.13.

     "Measurement Date" means December 31, 2005.

     "Mortgaged Properties" means the Real Property described on Schedule 5.12 attached hereto and together with any additional property, whether now existing or hereafter acquired, which is or is to become subject to the Liens of a Deed of Trust in accordance with this Agreement.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Operating Income" shall mean, for any income producing operating Real Property, the difference between (a) any rentals, proceeds and other income received from such property, including early lease termination penalties to the extent no new tenant is in place and allocated over the applicable remaining term (but excluding (i) security or other deposits, and (ii) other income of a non-recurring nature) during the determination period, less (b) an amount equal to all costs and expenses (excluding Interest Expense, any expenditures that are capitalized in accordance with GAAP, non-cash expenses such as depreciation and amortization, and as approved by the Administrative Agent, such approval not to be unreasonably withheld, any extraordinary, non-recurring expenses associated with any financing, merger, acquisition, divestiture, or other capital transaction) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period; provided, however, that the amount for the expenses for the management of a property included in clause (b) above shall be set at three percent (3%) of
(I) the amount provided in clause (a) above, less (II) a bad debt allowance. Net Operating Income shall be calculated based on the immediately preceding four (4) calendar quarters unless the Real Property has not been owned by the Borrower or its Subsidiaries for four (4) calendar quarters, in which event (i) Net Operating Income shall be calculated for the period of ownership, and annualized, and (ii) if the period of ownership includes the month of August, the Net Operating Income for August will be disregarded in the annualization calculation. Net Operating Income shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower's Unconsolidated Affiliates.

     "Note" means a promissory note in the form attached hereto as Exhibit D payable to a Lender evidencing certain of the obligations of the Borrower to such Lender and executed by

Borrower, as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such Notes outstanding at any given time.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, and not including the Excluded Taxes.

     "Parent" means Education Realty Trust, Inc., a Maryland corporation and the parent of EDR.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (c) deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (d) the Title Instruments, Liens and other matters described in the Title Insurance Policy;

          (e) uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary;

          (f) the negative pledge and/or pledge of equity interests granted by the Borrower in connection with the Term Loan Documents; and

          (g) landlords' liens for rent not yet due and payable; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness other than the Loans.

     "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having an investment grade credit rating on the date of acquisition;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e) investments in Subsidiaries and Unconsolidated Affiliates made in accordance with this Agreement.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pool" has the meaning set forth in Section 5.12.

     "Pool Value" means, as to each property in the Pool, (a) for Real Property that has been owned by the Borrower for less than twelve (12) months, the lesser of (i) the "as stabilized" Appraised Value of such property, and (ii) the Historical Value of such property, and (b) thereafter and for all other Real Property, the "as is" Appraised Value of such property.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by KeyBank, National Association, as its prime rate in effect at its principal office in Cleveland, Ohio; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Real Property" means, collectively, all interest in any land and improvements located thereon (including direct financing leases of land and improvements owned by a Person), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by any Person.

     "Register" has the meaning set forth in Section 9.04.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

     "Remedial Action" means all actions, including without limitation any capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws.

     "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 66-2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any ownership interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests in the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

     "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

     "Revolving Loan" means a Loan made pursuant to Section 2.01.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Governmental Authority to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent. EDR is a Subsidiary of the Parent.

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means KeyBank, National Association, in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" means a Loan made pursuant to Section 2.04.

     "Tangible Net Worth" shall mean total assets (without deduction for accumulated depreciation) less (1) all intangibles and (2) all liabilities (including contingent and indirect liabilities), all determined in accordance with GAAP. The term "intangibles" shall include, without limitation, (i) deferred charges, and (ii) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "liabilities" shall include, without limitation, (i) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof,
(ii) deferred liabilities, and (iii) Capital Lease Obligations. Tangible Net Worth shall be calculated on a consolidated basis in accordance with GAAP.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Loan" means the $50,000,000.00 term loan facility provided by KeyBank, National Association, as agent, and certain other lenders, to the Borrower pursuant to the Term Loan Documents.

     "Term Loan Documents" means the various documents and instruments entered into between the Borrower, KeyBank, National Association, as agent and lender, and the other lenders evidencing the Term Loan.

     "Title Instruments" means true and correct copies of all instruments of record in the Office of the County Clerk, the Real Property Records or of any other Governmental Authority affecting title to all or any part of the Mortgaged Properties, including but not limited to those (if any) which impose restrictive covenants, easements, rights-of-way or other encumbrances on all or any part of the Mortgaged Properties.

     "Title Insurance Policy" means, collectively, the policies of title insurance in the aggregate face amounts equal to the aggregate Revolving Loan Commitment, issued in favor of the Administrative Agent by a title insurance company satisfactory to the Administrative Agent and insuring that title to the Mortgaged Properties is vested in Borrower, free and clear of any Lien, objection, exception or requirement, and that each Deed of Trust creates a valid first and prior lien on all the Mortgaged Properties, subject only to the Permitted Encumbrances and such other exceptions as may be approved in writing by the Administrative Agent. The Title Insurance Policy shall include such provisions or endorsements as necessary to provide coverage on a revolving credit basis.

     "Total Asset Value" means the sum of (without duplication) (a) the aggregate Value of all of Borrower's and its Subsidiaries' Real Property, plus
(b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrower and its Subsidiaries. Total Asset Value shall be calculated on a consolidated basis in accordance with GAAP.

     "Total Leverage Ratio" shall mean the ratio (expressed as a percentage) of
(a) the Borrower's Indebtedness plus the Parent's Indebtedness to (b) Total Asset Value.

     "Transactions" means the execution, delivery and performance by the Credit Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Unconsolidated Affiliate" means, without duplication, in respect of any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

     "Value" means the sum of the following:

          (a) for Real Property that is not in the Pool and that Borrower or a Subsidiary of Borrower has owned for all of the immediately preceding four (4) calendar quarters, the result of dividing (i) the aggregate Net Operating Income of the subject property based on the immediately preceding four (4) calendar quarters, by (ii) eight percent (8.00%); plus

          (b) for Real Property that is not in the Pool and that Borrower or a Subsidiary of Borrower has not owned for all of the immediately preceding four
(4) calendar quarters, the Historical Value of the subject property; plus

          (c) for Real Property that is in the Pool, the aggregate Pool Value; plus

          (d) for Real Property that is Assets Under Development or undeveloped land, the Historical Value of the subject property.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Classification of Loans and Borrowings.

     For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

     SECTION 1.03 Terms Generally.

     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references to the Borrower shall be deemed to be references to all Persons constituting the Borrower or each of them (whichever the context requires) and the obligations of such Persons under this Agreement and the other Loan Documents shall be joint and several as they relate to the Borrower.

     SECTION 1.04 Accounting Terms; GAAP.

     Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in

GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

     SECTION 2.01 Commitments.

     Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (ii) the sum of the total Revolving Credit Exposures exceeding the total Maximum Loan Available Amount; provided however, that no Lender shall be obligated to make a Revolving Loan in excess of such Lender's Applicable Percentage of the difference between the Maximum Loan Available Amount and the Revolving Credit Exposure. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

     SECTION 2.02 Loans and Borrowings.

          (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000, provided that an ABR Revolving

     Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03 Requests for Revolving Borrowings.

     To request a Revolving Borrowing, EDR (on behalf of the Borrower) shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Boston, Massachusetts time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., Boston, Massachusetts time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit E attached hereto and hereby made a part hereof and signed by EDR, on behalf of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

               (i) the aggregate amount of the requested Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
          Section 2.06.

     If no election as to the Type of Revolving Borrowing is specified in the Borrowing Request, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04 Swingline.

          (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000.00 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Maximum Loan Available Amount; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., Boston, Massachusetts time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 4:00 p.m., Boston, Massachusetts time, on the requested date of such Swingline Loan.

The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Boston, Massachusetts time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, within two (2) Business Days after receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any

Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

     SECTION 2.05 Letters of Credit.

          (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time prior to thirty (30) days before the termination of the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Administrative Agent shall remit a copy of such request to the Lenders. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $10,000,000, (ii) the total Revolving Credit Exposures shall not exceed the total Maximum Loan Available

     Amount, and (iii) the face amount of the subject Letter of Credit shall not be less than $100,000.

          (c) Expiration Date. Each Letter of Credit shall expire not later than the close of business on the date that is thirty (30) days prior to the Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Boston, Massachusetts time, on the Business Day that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Boston, Massachusetts time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.

     Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank, the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
     (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or
     (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     SECTION 2.06 Funding of Borrowings.

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the

     Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the corresponding Loan made to the Borrower. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.07 Interest Elections.

          (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of a Borrowing Request (with proper election made for an interest rate election only) and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.08 Termination, Reduction and Increase of Commitments.

          (a) Unless previously terminated by the Administrative Agent or Borrower in accordance with this Agreement, the Commitments shall terminate on the Maturity Date.

          (b) The Borrower may only reduce the Commitments without the prior written consent of the Administrative Agent and all of the Lenders in the following circumstances: the Borrower may from time to time prior to March 30, 2009 reduce the Commitments, provided that each reduction in the Commitments shall be in an amount that is at least $5,000,000 and an integral multiple of $500,000, and the total Commitments may not be reduced to less than $37,500,000 unless the Commitments are reduced to zero and terminated. The Borrower shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the Maximum Loan Available Amount as reduced. After any reduction in the Commitments, the Borrower's option to increase the Commitments provided in Section 2.08(d) shall terminate.

          (c) The Borrower shall notify the Administrative Agent of any election to reduce the Commitments under Section 2.08(b) at least three (3) Business Days prior to the effective date of such reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any reduction of the Commitments shall be permanent.

     Each reduction in the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          (d) So long as the Borrower is not then in Default, and the Borrower has not previously decreased the Commitments under Section 2.08(b), the Borrower may, prior to March 30, 2009, request that the Commitments be increased, so long as (a) each increase is in a minimum amount of $10,000,000.00 and an integral multiple of $5,000,000 (or such smaller amounts as the Administrative Agent may approve), (b) the Borrower has not previously reduced the Commitments, and (c) the aggregate Commitments do not exceed $150,000,000.00 (the "Maximum Commitment"). If the Borrower requests that the total Commitments be increased, the Administrative Agent shall use its best efforts to obtain increased or additional commitments up to the Maximum Commitment, and to do so the Administrative Agent may obtain additional lenders of its choice (and approved by Borrower, such approval not to be unreasonably withheld or delayed), and without the necessity of approval from any of the Lenders. The Borrower and each other Credit Party shall execute an amendment to this Agreement, additional Notes and other documents as the Administrative Agent may reasonably require to evidence the increase of the Commitments, the addition of new projects as Mortgaged Properties, if applicable, and the admission of additional Persons as Lenders, if necessary.

     SECTION 2.09 Repayment of Loans; Evidence of Debt.

          (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is five (5) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding. The Loans shall be evidenced by the Notes.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
     (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative

     Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     SECTION 2.10 Prepayment of Loans.

          (a) The Borrower shall have the right at any time and from time to time to prepay, without penalty, any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.15, if applicable.

          (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, one Business Day before the date of prepayment, or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Boston, Massachusetts time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          (c) In connection with the prepayment of any Loan prior to the expiration of the Interest Period applicable thereto, the Borrower shall also pay any applicable expenses pursuant to Section 2.15.

          (d) Amounts to be applied to the prepayment of Loans pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding ABR Loans and next, to the extent of any remaining balance, to reduce outstanding Eurodollar Loans. Each such prepayment shall be applied to prepay ratably the Loans of the Lender.

          (e) If at any time the total Revolving Credit Exposure of the Lenders exceeds the then effective Maximum Loan Available Amount, the Borrower shall prepay the Loans in an amount equal to such excess within one (1) Business Day after such occurrence.

     SECTION 2.11 Fees.

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the following rates on the average daily unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to, but excluding, the date on which such Commitment terminates:

          (b) Whenever and for so long as the ratio of the aggregate unpaid principal balance of the Loans (including Swingline Loans) to the aggregate amount of the Lenders' Commitments is (i) less than or equal to fifty percent (50%), then 0.20% per annum, and (ii) greater than fifty percent (50%), then 0.15% per annum.

     Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate provided for Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, in the amount of 0.125% of the face amount of each Letter of Credit (but not less than $500.00 for each Letter of Credit). Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Fronting fees shall be payable in full in advance on the date of the issuance, or renewal or extension of each Letter of Credit, and are not refundable. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          (f) In the event that the Maturity Date is extended in accordance with the terms of Section 2.19, the Borrower agrees to pay to the Administrative Agent for the account of each Lender an extension fee equal to 0.20% of the aggregate Revolving Credit Exposure on the first effective day of the extension.

     SECTION 2.12 Interest.

          (a) The Loans comprising each ABR Borrowing (including each Swingline
     Loan) shall bear interest at the lesser of (x) the Alternate Base Rate plus the Applicable Rate, or (y) the Maximum Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the lesser of (a) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (b) the Maximum Rate.

          (c) Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate, or (ii) in the case of any other amount, the lesser of
     (x) 4% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, or (y) the Maximum Rate; and (B) after the occurrence of any Event of Default, at the option of the Administrative Agent, or if the Administrative Agent is directed in writing by the Required Lenders to do so, the Loan shall bear interest at a rate per annum equal to the lesser of
     (x) 4% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days and twelve (12) 30-day months, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.13 Alternate Rate of Interest.

     If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that
     (i) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period and (ii) such fact is generally applicable to its loans of this type to similar borrowers, as evidenced by a certification from such Lenders;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

     SECTION 2.14 Increased Costs.

          (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition (other than one relating to Excluded Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.15 Break Funding Payments.

     In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b)), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.16 Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 225 Franklin Street, Boston, Massachusetts, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and
     9.03 shall be made directly to the Persons entitled thereto. If the Administrative Agent receives a payment for the account of a Lender prior to 1:00 p.m., Boston, Massachusetts time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.18 Mitigation Obligations; Replacement of Lenders.

          (a) Each Lender and the Issuing Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.12 and 2.14 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice. If any Lender or the Issuing Bank requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any such Person or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender or the Issuing bank shall use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loans and Letters of Credit hereunder or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender or the Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Bank. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender or the Issuing Bank in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION 2.19 Extension.

          (a) Subject to the provisions of this Section, the Borrower may extend the Maturity Date of the Revolving Loans one (1) time for one (1) year by giving written request therefor (the "Extension Request") to the Administrative Agent of the Borrower's desire to extend such term, at least sixty (60), but no more than one hundred twenty (120), days prior to the Maturity Date.

          (b) If the Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein. The extension of the Maturity Date is subject to the satisfaction of each of the following additional conditions:

               (i) The representations and warranties of each Credit Party set forth in this Agreement or any other Loan Document to which such Credit Party is a signatory shall be true and correct in all material respects on the date that the Extension Request is given to the Administrative Agent and on the first day of the extension (except to the extent such representations and warranties relate to a specified date);

               (ii) no Default or Event of Default has occurred and is continuing on the date on which the Borrower gives the Administrative Agent the Extension Request or on the first day of the extension;

               (iii) the Borrower shall be in compliance with all of the financial covenants set forth in Article V hereof both on the date on which the Extension Request is given to the Administrative Agent and on the first day of the extension;

               (iv) the Borrower shall have paid to the Administrative Agent all amounts then due and payable to any of the Lenders, the Issuing Bank and the Administrative Agent under the Loan Documents, including the extension fee described in Section 2.11(f) hereof;

               (v) the Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including, reasonable attorneys' fees and disbursements, incurred by the Administrative Agent in connection with or arising out of the extension of the Maturity Date;

               (vi) no change in the business, assets, management, operations or financial condition of any Credit Party shall have occurred since the most recent funding of any Loan, which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect;

               (vii) the Borrower shall execute and deliver to Administrative Agent such other documents, financial statements, instruments, certificates, opinions of counsel, Title Insurance Policy endorsements, reports, or amendments to the Loan

          Documents as the Administrative Agent shall reasonably request regarding the Credit Parties as shall be necessary to effect such extension; and

               (viii) a written agreement evidencing the extension is signed by the Administrative Agent, the Lenders, the Credit Parties and any other Person to be charged with compliance therewith, which agreement such parties agree to execute if the extension conditions set forth above have been satisfied.

                                   ARTICLE III

                         Representations and Warranties

     The Borrower represents and warrants to the Lenders, the Administrative Agent and the Issuing Bank that:

     SECTION 3.01 Organization; Powers.

     Each Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02 Authorization; Enforceability.

     The Transactions are within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03 Governmental Approvals; No Conflicts.

     The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower's Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower's Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower's Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any of the Borrower's Subsidiaries, except pursuant to the Deed of Trust.

     SECTION 3.04 Financial Condition; No Material Adverse Change.

          (a) The Borrower has heretofore furnished to the Lenders financial statements (i) as of and for the fiscal year ended December 31, 2004 and the fiscal quarter ended September 30, 2005, reported on by Deloitte & Touche, LLP, independent public accountants, for the predecessor entities for EDR, EDR Athens I, LLC, EDR Tallahassee I, LLC, EDR Oxford, LLC, and EDR C Station, LLC, and (ii) combined statements of certain revenues and expenses for the fiscal quarter and the portion of the fiscal year ended September 30, 2005, for the predecessor entities for EDR Tallahassee Limited Partnership, EDR Tharpe Limited Partnership and EDR Lawrence Limited Partnership. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since September 30, 2005, no event has occurred which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.05 Properties.

          (a) Subject to Liens permitted by Section 6.02, each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the Borrower's business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) All components of all improvements included within the Real Property owned or leased, as lessee, by any Credit Party, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property owned or leased by any Credit Party are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and no Credit Party has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect. No improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property owned or leased by the Borrower or its Subsidiaries, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

          (d) All franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate could not be reasonably expected to have a Material Adverse Effect. No Credit Party is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

          (e) None of the Credit Parties has received any notice or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

          (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Government Authorities or any area identified by the insurance industry or other experts acceptable to the Administrative Agent as an area that is a high probable earthquake or seismic area, except as set forth on Schedule 3.05(f).

          (g) There are no Persons operating or managing any Real Property other than the Borrower, the Management Company, and Place Management Group, LLC which manages only the thirteen (13) properties purchased from Place Properties, L.P., pursuant to (i) the management agreements delivered to Administrative Agent as of the Effective Date, and (ii) such other management agreements in form and substance reasonably satisfactory to the Administrative Agent. To Borrower's knowledge, except as disclosed on the Current Survey no improvement or portion thereof, or any other part of any Real Property, is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property owned or leased by the Borrower or its

     Subsidiaries, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

     SECTION 3.06 Intellectual Property.

     To the knowledge of each Credit Party, such Credit Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party with respect to the operation of any Real Property, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07 Litigation and Environmental Matters.

          (a) Except as set forth in Schedule 3.07 attached hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any of the Borrower's Subsidiaries
     (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

          (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect :

               (i) to the knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination could not reasonably be expected to cause a Material Adverse Effect;

               (ii) to the knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance could not reasonably be expected to cause a Material Adverse Effect;

               (iii) neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities could not reasonably be expected to have a Material Adverse Effect;

               (iv) (A) the Borrower and its Subsidiaries and all Real Property owned or leased by Borrower or its Subsidiaries have all Environmental Permits necessary for the operations at such Real Property and are in compliance with such Environmental Permits; (B) there are no legal proceedings pending nor, to the knowledge of any Credit Party, threatened to revoke, or alleging the violation of, such Environmental Permits; and (C) none of the Credit Parties have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any such properties, in each case, except to the extent the nonobtainment or loss of an Environmental Permit could not reasonably be expected to have a Material Adverse Effect;

               (v) neither the Real Property currently leased or owned by Borrower nor any of its Subsidiaries, nor, to the knowledge of any Credit Party, (x) any predecessor of any Credit Party, nor (y) any of Credit Parties' Real Property owned or leased in the past, nor (z) any owner of Real Property leased or operated by Borrower or any of its Subsidiaries, are subject to any outstanding written order or contract, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party has been given notice respecting (A) Environmental Laws, (B) Remedial Action, (C) any Environmental Claim; or (D) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation could not reasonably be expected to have a Material Adverse Effect;

               (vi) none of the Credit Parties are subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the knowledge of each Credit Party, are any such proceedings threatened, in either case, except to the extent any such proceedings could not reasonably be expected to have a Material Adverse Effect;

               (vii) neither the Borrower nor any of its Subsidiaries nor, to the knowledge of each Credit Party, any predecessor of any Credit Party, nor to the knowledge of each Credit Party, any owner of Real Property leased by Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material could not reasonably be expected to have a Material Adverse Effect;

               (viii) none of the operations of the Borrower or any of its Subsidiaries or, to the knowledge of each Credit Party, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws, except to the extent the same could not readily be expected to have a Material Adverse Effect; and

               (ix) to the knowledge of the Credit Parties, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof could not reasonably be expected to have a Material Adverse Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries, or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or
          (D) any radioactive substances other than naturally occurring radioactive material.

     SECTION 3.08 Compliance with Laws and Agreements.

     Each of the Credit Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 3.09 Investment and Holding Company Status.

     Neither any of the Credit Parties nor any of the Borrower's Subsidiaries is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.10 Taxes.

     Each Credit Party and each of the Borrower's Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11 ERISA.

     No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The Borrower does not have any Plans as of the date hereof. As to any future Plan the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of

Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) will not exceed the fair market value of the assets of all such underfunded Plans.

     SECTION 3.12 Disclosure.

     The Borrower has disclosed or made available to the Lenders all agreements, instruments and corporate or other restrictions to which it, any other Credit Party, or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Confidential Information Memorandum dated March 2006 prepared by the Administrative Agent in conjunction with the Borrower, nor any of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.13 Insurance.

     Borrower has provided to Administrative Agent an insurance schedule which accurately sets forth, in all material respects, as of the Effective Date all insurance policies and programs currently in effect with respect to the assets and business of Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby,
(iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof. Such insurance policies and programs (or such other similar policies as are permitted pursuant to Section 5.06) are currently in full force and effect, and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective assets of the Borrower and its Subsidiaries.

     SECTION 3.14 Margin Regulations.

     The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan or Letter of Credit will be used to purchase or carry any margin stock.

     SECTION 3.15 Subsidiaries; REIT Qualification.

     As of the Effective Date, the Borrower has only the Subsidiaries listed on
Schedule 3.15 attached hereto. The Borrower and each of the Borrower's Subsidiaries, other than Allen & O'Hara Education Services, Inc., is a "qualified REIT subsidiary" under Section 856 of the Code.

                                   ARTICLE IV

                                   Conditions

     SECTION 4.01 Effective Date.

     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement and all other Loan Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Bass, Berry & Sims PLC, counsel for the Borrower and the Guarantor, and such other counsel as the Administrative Agent may approve, covering such matters relating to the Credit Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement (including each Credit Party's compliance with Section 9.14 and other customary "know your customer" requirements) or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a Compliance Certificate, dated the date of this Agreement and signed by a Financial Officer of EDR, in form and substance satisfactory to the Administrative Agent.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (f) The Administrative Agent shall have received copies of all other Loan Documents, and the Appraisal (which will be updated annually if requested by the Administrative Agent or the Required Lenders), the Environmental Assessment, the Title Insurance Policy and the Current Survey (in each instance as delivered in connection with the original closing of the Loan, with the Administrative Agent receiving an acceptable endorsement to each Title Policy) and such other due diligence information as the Administrative Agent may require for each Mortgaged Property.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

     SECTION 4.02 Each Credit Event.

     The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of each Credit Party set forth in this Agreement or in any other Loan Document shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

          (c) With respect to (i) any requested Borrowings, the Borrower shall have complied with Section 2.03 or Section 2.04, as applicable, and (ii) the request for the issuance, amendment, renewal or extension of any Letters of Credit, the Borrower shall have complied with Section 2.05(b).

          (d) The Administrative Agent shall have received a Compliance Certificate signed by a Financial Officer of EDR.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.

                                    ARTICLE V

                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 5.01 Financial Statements; Ratings Change and Other Information.

     The Borrower will furnish to the Administrative Agent and each Lender:

          (a) within 90 days after the end of each fiscal year of the Parent, the Borrower's and the Parent's audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, the Borrower's and the Parent's consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) a property report with a list of all Real Property acquired by the Borrower or any of its Subsidiaries since the last quarterly property report and summary operating information for each project, including the Net Operating Income of each property;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of EDR (the "Compliance Certificate") in the form of Exhibit B attached hereto;

          (d) promptly after the same become publicly available for Forms 10-K and 10-Q described below, and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent or the Borrower to its shareholders generally, as the case may be;

          (e) within thirty (30) days after the beginning of each fiscal year, a current operating budget of the Borrower and its Subsidiaries (based on the Borrower's good faith estimates and projections) for that fiscal year, including projected sources and uses of funds (including dividend and debt payments); and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any

     Subsidiary of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.02 Financial Tests.

     The Borrower shall have and maintain, on a consolidated basis in accordance with GAAP, tested as of the close of each fiscal quarter:

          (a) a Total Leverage Ratio no greater than seventy percent (70%) at all times;

          (b) commencing on the Measurement Date, an Interest Coverage Ratio of not less than 1.85:1.00 at all times;

          (c) commencing on the Measurement Date, a Fixed Charge Coverage Ratio of not less than 1.50:1.00 at all times;

          (d) a Tangible Net Worth of at least $407,770,000.00, plus seventy-five percent (75%) of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Credit Party) received by the Borrower at any time from the issuance of stock of the Parent after the date of this Agreement, at all times;

          (e) the ratio of (i) the sum of the Borrower's Indebtedness and the Parent's Indebtedness that bears interest at a varying rate of interest or that does not have the interest rate effectively fixed pursuant to a Hedging Agreement, to (ii) the sum of the Borrower's Indebtedness and the Parent's Indebtedness, shall not exceed thirty percent (30%).

     SECTION 5.03 Notices of Material Events.

     The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same (unless specific time is set forth below):

          (a) the occurrence of any Default;

          (b) within five (5) Business Days after the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) within five (5) Business Days after the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000.00; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of EDR setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     At the Administrative Agent's option, after the happening of any of the events listed in clauses (a), (b) or (d) above, the Administrative Agent may obtain, or cause the Borrower to obtain, an updated Appraisal for the property giving rise to such events, all at the Borrower's expense.

     SECTION 5.04 Existence; Conduct of Business.

     The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. Each Person that is a Borrower must at all times be a wholly owned Subsidiary of EDR.

     SECTION 5.05 Payment of Obligations.

     The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.06 Maintenance of Properties; Insurance.

          (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are set forth in the schedule provided pursuant to Section 3.13, with Administrative Agent named as loss payee and a beneficiary of such insurance on substantially similar policies and programs as are acceptable to Administrative Agent.

          (b) The Borrower shall maintain the following insurance coverages for each of the Mortgaged Properties in the Pool:

               (i) An all-risk policy of permanent property insurance insuring the Mortgaged Property against all risks of any kind or character except those permitted by the Administrative Agent in writing to be excluded from coverage thereunder.

               (ii) A boiler and machinery insurance policy covering loss or damage to all portions of the Mortgaged Property comprised of air-conditioning and heating systems, other pressure vessels, machinery, boilers or high pressure piping.

               (iii) An all-risk policy of insurance covering loss of earnings and/or rents from the Mortgaged Property in the event that the Mortgaged Property is not available for use or occupancy due to casualty, damage or destruction required to be covered by the policies of insurance described in (i) and (ii) above.

               (iv) Commercial general liability, auto liability, umbrella or excess liability and worker's compensation insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property in an amount and containing terms acceptable to the Administrative Agent.

               (v) Such other insurance against other insurable hazards, risks or casualties which at the time are commonly insured against in the case of owners and premises similarly situated, due regard being given to the financial condition of the Borrower, the height and type of the Mortgaged Property, its construction, location, use and occupancy.

               (vi) All required insurance will be written on forms acceptable to the Administrative Agent and by companies having a Best's Insurance Guide Rating of not less than A or A+ and which are otherwise acceptable to the Administrative Agent, and such insurance (other than third party liability insurance) shall be written or endorsed so that all losses are payable to the Administrative Agent, as Administrative Agent for the Lenders. The original policies evidencing such insurance shall be delivered by the Borrower to the Administrative Agent and held by the Administrative Agent, unless Administrative Agent expressly consents to accept insurance certificates instead. Each such policy shall expressly prohibit cancellation or modification of insurance without thirty (30) days' written notice to the Administrative Agent. The Borrower agrees to furnish due proof of payment of the premiums for all such insurance to Administrative Agent promptly after each such payment is made and in any case at least fifteen (15) days before payment becomes delinquent.

          (c) The Borrower will pay and discharge all taxes, assessments, maintenance charges, permit fees, impact fees, development fees, capital repair charges, utility reservations and standby fees and all other similar impositions of every kind and character charged, levied, assessed or imposed against any interest in any of the Mortgaged Property owned by it, as they become payable and before they become delinquent. The Borrower shall furnish receipts evidencing proof of such payment to the Administrative Agent promptly after payment and before delinquency.

     SECTION 5.07 Books and Records; Inspection Rights.

          (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.

          (b) The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.08 Compliance with Laws.

     The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.09 Use of Proceeds and Letters of Credit.

     The proceeds of the Loans will be used for acquisition, development and enhancement of Real Property, debt refinancing, capital improvements and working capital. No part of the proceeds of any Loan will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

     SECTION 5.10 Fiscal Year.

     Borrower shall maintain as its fiscal year the twelve (12)-month period ending on December 31 of each year.

     SECTION 5.11 Environmental Matters.

          (a) Borrower shall comply and shall cause each of its Subsidiaries and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

          (b) If the Administrative Agent or the Required Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Real Property owned or leased by Borrower or any of its Subsidiaries, or Real Property adjacent to such Real Property, which could reasonably be expected to have a Material Adverse Effect, then Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the

     Administrative Agent or the Required Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and the Required Lenders that any Credit Party or Real Property owned or leased by them is in material compliance with all applicable Environmental Laws.

          (c) Borrower shall, and shall cause each of its Subsidiaries to, take such Remedial Action or other action as required by Environmental Law or any Governmental Authority.

          (d) If the Borrower fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any action described in this Section, the Administrative Agent may, after notice to the Borrower, in its sole and absolute discretion, make advances or payments toward the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by the Administrative Agent (including reasonable counsel and consultant and investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will become due and payable from the Borrower ten (10) Business Days after demand, and shall bear interest at the rate for past due interest provided in Section 2.12(c) from the date any such sums are so advanced or paid by the Administrative Agent until the date any such sums are repaid by the Borrower. Promptly upon request, the Borrower will execute and deliver such instruments as the Administrative Agent may deem reasonably necessary to permit the Administrative Agent to take any such action, and as the Administrative Agent may require to secure all sums so advanced or paid by the Administrative Agent. If a Lien is filed against the Mortgaged Property by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Borrower or for which any Borrower is responsible, resulting in the Releasing of any Hazardous Material into the waters or onto land located within or without the State where the Mortgaged Property is located, then the Borrower will, within thirty (30) days from the date that the Borrower is first given notice that such Lien has been placed against the Mortgaged Property (or within such shorter period of time as may be specified by the Administrative Agent if such Governmental Authority has commenced steps to cause the Mortgaged Property to be sold pursuant to such Lien), either (i) pay the claim and remove the Lien, or
     (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Administrative Agent and is sufficient to effect a complete discharge of such Lien on the Mortgaged Property.

     SECTION 5.12 Property Pool.

          (a) The Borrower (or a Subsidiary of EDR if the conditions in Subsection (c) below are satisfied) will at all times own (in fee simple title or through an Eligible Ground Lease) a pool (the "Pool") of Real Property assets that are subject to a Deed of Trust and Environmental Indemnity and are Collateral and that are not subject to a Lien in any manner, other than Permitted Encumbrances, with an aggregate Pool Value equal to at least $50,000,000, with the following characteristics:

               (i) completed income-producing, first-class student housing communities located in states in the United States of America other than Alaska and Hawaii;

               (ii) managed by the Borrower, its Subsidiary or the Management Company (solely as to the Real Properties acquired from Place Properties, L.P.);

               (iii) a final certificate of occupancy, or the local equivalent has been issued by the appropriate Governmental Authority for all of the improvements on the Real Property;

               (iv) no material deferred maintenance and no capital improvements are required to continue operating as a first-class student housing community, as determined by an architectural or engineering report approved by the Administrative Agent;

               (v) (1) the Administrative Agent must have received Phase I environmental reports from third-party independent consultants for each property in, or to be added to, the Pool that do not disclose any adverse material environmental conditions, (2) the owner of the subject property must be able to make the representations and warranties in Sections 3.05 and 3.07 as to each property in, or to be added to, the Pool, (3) the owner of the subject property must have provided a current Survey, Title Insurance Policy, Financing Statement and all other documents required for Collateral as the Administrative Agent may require (which will include, at a minimum, proof of casualty and liability insurance complying with this Agreement, architect's or engineer's inspection report, central and local Uniform Commercial Code searches, Appraisal, current rent roll, purchase agreement, recent photographs, last three years operating statements, a pro forma operating statement, and a site visit by the Administrative Agent) and in form and substance satisfactory to the Administrative Agent, and
          (4) if the property owner is to become a "Borrower" under this Agreement, then it must have joined in, and assumed all obligations of a "Borrower" under, this Agreement and the other Loan Documents, a Subsidiary owner must have complied with Subsection (c) below, and in each case provided all of the items required by Article IV (to the extent applicable), all in form and substance satisfactory to the Administrative Agent; and

               (vi) the property is otherwise approved by the Administrative Agent and the Required Lenders, such approval not to be unreasonably withheld. As of the Effective Date the Real Property assets included in the Pool are listed on Schedule 5.12 attached hereto.

          (b) Notwithstanding the foregoing, (i) there shall at all times be at least four (4) separate Real Property assets in the Pool, and (ii) no single property in the Pool shall have a Pool Value equal to or greater than 30% of the aggregate Pool Value, except for the Jefferson Pointe project in Tallahassee, Florida.

          (c) If any Real Property to be included in the Pool is owned by a Subsidiary of EDR that is not a Borrower, then the Real Property may be included in the Pool only if the owner of such Real Property (i) is a wholly owned Subsidiary of EDR, and (ii) executes a Guaranty and delivers it to the Administrative Agent.

          (d) All of the Real Property assets in the Pool must be owned by EDR or a wholly owned Subsidiary of EDR that is either a Borrower or a Guarantor.

          (e) If the Borrower requests inclusion of assets in the Pool that do not meet the requirements of this Section, then such assets may only be included in the Pool upon the prior written approval of the Administrative Agent and the Required Lenders.

     SECTION 5.13 Further Assurances.

     At any time upon the request of the Administrative Agent, Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement. The Administrative Agent has agreed in some instances that the maximum amount secured by a Deed of Trust may be limited in order to reduce fees or taxes paid by the Borrower in a particular jurisdiction. If an Appraisal reflects that the Appraised Value of a Real Property asset subject to a Deed of Trust is in excess of the maximum amount secured by the Deed of Trust, then within ten (10) days after written notice from the Administrative Agent to the Borrower, upon the reasonable request of the Administrative Agent, the Borrower will execute an amendment to the Deed of Trust and such other documentation as is necessary to increase the amount secured by the Deed of Trust to at least the Appraised Value of the subject Real Property.

     SECTION 5.14 Partial Releases.

     The Borrower may obtain the release of any Mortgaged Property (the "Release Tract") from the liens and security interests of the Loan Documents if it satisfies the following terms and conditions:

          (a) No Event of Default is in existence, and the release of the Release Tract will not cause there to be a Default (including under Section
     5.12 hereof). EDR will deliver to the Administrative Agent a Compliance Certificate with pro forma information without the Release Tract.

          (b) The release will be for the complete Mortgaged Property constituting a student housing community, and not for just a portion thereof.

          (c) No less than forty-five (45) days prior to the date of the requested release ("Partial Release Date"), the Borrower shall deliver to the Administrative Agent a written request for such partial release (the "Release Request").

          (d) The Borrower shall provide the Administrative Agent with an endorsement to the Title Insurance Policy, if required with respect to interrelated Title Insurance Policies, and such other documents as may be reasonably required by the Administrative Agent, to confirm that the liens and security interests of the Loan Documents remain valid and prior liens against the Mortgaged Properties (the "Remaining Projects").

          (e) The Borrower shall pay all costs and expenses incurred by the Administrative Agent in connection with such Partial Release, including, without limitation, reasonable attorneys' fees, recording fees and any title policy endorsement fees.

          (f) The Administrative Agent shall have received satisfactory evidence that each of the Remaining Projects which is adjoining or which shares access or easements with the Release Tract, if any, has adequate access and joint use easements, that there are no encroachments from or on to the Release Tract, and that there is no inability to use required facilities or amenities, which evidence may be provided by a Current Survey of the affected Remaining Projects.

     Subject to the satisfaction of the provisions of this Section, any Borrower other than EDR owning the Release Tract which has no other ownership interest in any of the Remaining Projects, will be released from further payment and performance of the Loans on the Partial Release Date, other than obligations under the Environmental Indemnity.

     SECTION 5.15 Parent Covenants.

     The Parent will:

          (a) maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange;

          (b) own, directly or indirectly, all of the general partner interests in EDR and at least fifty-one percent (51%) of (i) the shares of beneficial interest of EDR, and (ii) each class of security issued by EDR with the power to select the general partner of EDR;

          (c) maintain management and control of EDR;

          (d) conduct substantially all of its operations through EDR and one or more of EDR's Subsidiaries;

          (e) comply with all Legal Requirements to maintain, and will at all times elect, qualify as and maintain, its status as a real estate investment trust under Section 856(c)(i) of the Code, and

          (f) promptly contribute to EDR the net proceeds of any stock sales or debt offerings.

                                   ARTICLE VI

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     SECTION 6.01 Sale/Leaseback.

     The Borrower will not, and will not permit any Subsidiary to, enter into a sale/leaseback, or similar transaction, for any of its Real Property, with the exception of the lease of the thirteen (13) properties acquired from Place Properties, L.P. by the Borrower to Place Properties, L.P.

     SECTION 6.02 Liens.

     The Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances; and

          (b) any Lien on any property or asset of the Borrower existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations (whether present or future) set forth in the governing loan documents, as of the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

     SECTION 6.03 Fundamental Changes.

     The Borrower will not, and will not permit any Subsidiary to:

          (a) merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower or all or substantially all of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into, or consolidate with, EDR in a transaction in which EDR is the surviving corporation, (ii) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary in a transaction in which the surviving entity is a

     Subsidiary, (iii) any Subsidiary not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary not a Credit Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary which is a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary which is a Credit Party, and (vi) any Subsidiary which is a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower or to any other Subsidiary which is a Credit Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

          (b) sell, transfer, lease or otherwise dispose of any of its assets to a Person other than pursuant to clause (a) above if (i) the Value of the assets disposed of in any twelve (12) month period exceeds twenty-five percent (25%) of the Value of the Borrower's and its Subsidiaries' Real Property other than Assets Under Development or undeveloped land, before giving effect to such dispositions, or (ii) the assets disposed of in any twelve (12) month period contributed or made up more than twenty-five percent (25%) of the Borrower's Net Operating Income for such twelve (12) month period.

          (c) engage to any material extent in any business other than the ownership, development, operation and management of student housing communities and businesses reasonably related thereto, except as allowed by
     Section 6.04(e).

     SECTION 6.04 Investments, Loans, Advances and Acquisitions.

     The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments;

          (b) Real Property operated as student housing communities;

          (c) investments in Unconsolidated Affiliates so long as the aggregate amount of such investments described in this clause (c) does not exceed twenty percent (20%) of the Total Asset Value after giving effect to such investments;

          (d) undeveloped land, so long as the aggregate Historical Value of such land does not exceed ten percent (10%) of Total Asset Value, after giving effect to such investments;

          (e) investments not related to the ownership, development, operation and management of student housing communities, so long as the value of same, determined in accordance with this Agreement, do not exceed ten percent (10%) of Total Asset Value, after giving effect to such investments;

          (f) Assets Under Development, so long as the aggregate Historical Value thereof does not exceed twenty percent (20%) of the Total Asset Value after giving effect to such investments; and

          (g) mergers, consolidations and other transactions permitted under
     Section 6.03, so long as same do not cause the Borrower to be in violation of any provision of this Section 6.04.

     In addition to the foregoing, the aggregate value of the investments described in clauses (c), (d), (e) and (f), above shall not exceed thirty percent (30%) of Total Asset Value after giving effect to such investments. The investments described above may be purchased or acquired, directly or indirectly, through partnerships, joint ventures, or otherwise. The calculations in this Section will be made without duplication if an investment is within more than one category described in this Section.

     SECTION 6.05 Hedging Agreements.

     The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     SECTION 6.06 Restricted Payments.

     The Parent will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except that any of the following Restricted Payments are permitted: (a) Restricted Payments in an amount equal to or less than a per share rate of $1.20; (b) Restricted Payments by the Parent required to comply with Section 5.15(e); or (c) dividends or distributions declared and paid ratably by Subsidiaries to Borrower with respect to their capital stock or equity interest.

     Notwithstanding the foregoing, the amount of Restricted Payments permitted under subsection 6.06(a) may be increased as long as either of the following conditions is met: (a) after giving effect to the increased Restricted Payment, the Total Leverage Ratio shall remain less than or equal to 60%; or (b) the increased Restricted Payment, when added to all Restricted Payments made during the 3 immediately preceding calendar quarters, does not exceed (i) 100% of Funds From Operations for the applicable period through and including December 31, 2006, and (ii) 95% of Funds From Operations for the applicable period thereafter.

     SECTION 6.07 Transactions with Affiliates.

     The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.

     SECTION 6.08 Parent Negative Covenants.

     The Parent will not (a) own any Property other than the ownership interests of EDR and other assets with no more than $10,000,00.00 in value; (b) give or allow any Lien on the ownership interests of EDR; (c) create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, contingently or otherwise, or become or remain liable with respect to any Indebtedness if the aggregate of such Indebtedness and the Indebtedness of the Borrower would violate Section 5.02 if such aggregate Indebtedness is treated as the Borrower's Indebtedness or (d) engage to any material extent in any business other than the ownership, development, operation and management of student housing communities.

     SECTION 6.09 Restrictive Agreements.

     With the exception of any prohibition arising under the Term Loan Documents, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness or Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(iv) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

     SECTION 6.10 Indebtedness.

     Neither the Parent, the Borrower nor any Guarantor shall, without the prior written consent of the Required Lenders, create, incur, assume, guarantee or be or remain liable, contingently or otherwise with respect to any Indebtedness on a recourse basis, except: (a) Indebtedness under this Agreement; (b) Indebtedness incurred in connection with the construction or renovation of Real Property, which Indebtedness is approved by the Administrative Agent, such approval not to be unreasonably withheld; (c) Indebtedness under the

Term Loan, including any amendment or modification thereof; (d) Indebtedness to Administrative Agent; and (e) Indebtedness whose recourse is solely for so-called "bad-boy" acts, including without limitation, (i) failure to account for a tenant's security deposits, if any, for rent or any other payment collected by a borrower from a tenant under the lease, all in accordance with the provisions of any applicable loan documents, (ii) fraud or a material misrepresentation made by a Borrower or any Guarantor, or the holders of beneficial or ownership interests in such Borrower or any Guarantor, in connection with the financing evidenced by the applicable loan documents; (iii) any attempt by a Borrower or any Guarantor to divert or otherwise cause to be diverted any amounts payable to the applicable lender in accordance with the applicable loan documents; (iv) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to the Mortgaged Property;
(v) voluntary or involuntary bankruptcy by a Borrower or any Guarantor; and (vi) any environmental matter(s) affecting any Mortgaged Property which is introduced or caused by a Borrower or any Guarantor or any holder of a beneficial or ownership interest in a Borrower or any Guarantor.

                                  ARTICLE VII

                                Events of Default

     If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of over three Business Days (such three Business Day period commencing after written notice from the Administrative Agent as to any such fee);

          (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article V or VI other than Sections 5.04, 5.05, 5.06, 5.07(a), 5.08, and 5.11;

          (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of over 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and if such default is not cureable within thirty (30) days and the Credit Party is diligently pursuing cure of same, the cure period may be extended for 30 days (for a total of 60 days after the original notice from the Administrative Agent) upon written request from the Borrower to the Administrative Agent;

          (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Subsidiary of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) any Credit Party or any Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) any Credit Party or any Subsidiary of the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Credit Party, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;

          (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

          (l) the Guaranty of the Loan by the Guarantor shall for any reason terminate or cease to be in full force and effect, other than as provided for in Section 5.14 of this Agreement; or

          (m) a Change in Control shall occur;

then, and in every such event (other than an event described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) exercise any other rights or remedies provided under this Agreement (including Section 2.05(j)) or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the approval of Borrower (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in Boston, Massachusetts, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

     SECTION 9.01 Notices.

     Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it in care of EDR at 530 Oak Court Drive, Suite 300, Memphis, Tennessee 38117, Attention: Randall H. Brown (Telephone No. (901) 259-2507 and Telecopy No. (901) 259-2594));

          (b) if to the Administrative Agent, to KeyBank, National Association, 225 Franklin Street, Boston, Massachusetts, Attention: Mr. Gregory W. Lane (Telephone No. (617) 385-6212 and Telecopy No. (617) 385-6293);

          (c) if to the Issuing Bank, to it at KeyBank, National Association, 225 Franklin Street, Boston, Massachusetts, Attention: Mr. Gregory W. Lane (Telephone No. (617) 385-6212 and Telecopy No. (617) 385-6293; and

          (d) if to the Swingline Lender, to it at KeyBank, National Association, 225 Franklin Street, Boston, Massachusetts, Attention: Mr. Gregory W. Lane (Telephone No. (617) 385-6212 and Telecopy No. (617) 385-6293); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrower in writing by the Administrative Agent or the Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

     SECTION 9.02 Waivers; Amendments.

          (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release any Credit Party from its obligations under the Loan Documents or release any Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

          (c) Notwithstanding any provision of this Agreement to the contrary none of the Lenders or the existing Borrower will be required to execute assumption or amendment documents to add a Person as a Borrower or as a Guarantor. If Real Property assets are added to the Pool in accordance with this Agreement and the owner is not already a Borrower, then (i) such owner may be added as a Borrower as required by Section 5.12 pursuant to a Joinder Agreement in the form attached hereto as Exhibit F executed by such owner and delivered to the Administrative Agent, or (ii) such owner may be added as a Guarantor in accordance with Section 5.12 pursuant to a Guaranty in the form attached hereto as Exhibit C executed by such owner and delivered to the Administrative Agent, and in each case Borrower, Guarantor, such owner and the Administrative Agent will enter into an amendment to the Environmental Indemnity.

     SECTION 9.03 Expenses; Indemnity; Damage Waiver.

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
     (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee as determined by a court of law in a final non-appealable judgment.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than ten days after written demand therefor.

     SECTION 9.04 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

               (B) the Administrative Agent; and

               (C) the Issuing Bank.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000.00 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

               (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.00; and

               (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

               For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

     "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section
     9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and
     2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

          (d) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

          (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 9.05 Survival.

     All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06 Counterparts; Integration; Effectiveness; Joint and Several.

          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

          (b) This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

          (c) Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          (d) Each Person constituting the Borrower shall be bound jointly and severally with one another to make, keep, observe and perform the representations, warranties, covenants, agreements, obligations and liabilities imposed by this Agreement and the other Loan Documents upon the "Borrower."

          (e) Each Borrower agrees that it shall never be entitled to be subrogated to any of the Administrative Agent's or any Lender's rights against any Credit Party or other Person or any collateral or offset rights held by the Administrative Agent or the Lenders for payment of the Loans until the full and final payment of the Loans and all other obligations incurred under the Loan Documents and final termination of the Lenders' obligations, if any, to make further advances under this Agreement or to provide any other financial accommodations to any Credit Party. The value of the consideration received and to be received by each Borrower is reasonably worth at least as much as the liability and obligation of each Borrower incurred or arising under the Loan Documents. Each Borrower has determined that such liability and obligation may reasonably be expected to substantially benefit each Borrower directly or indirectly. Each Borrower has had full and complete access to the underlying papers relating to the Loans and all of the Loan Documents, has reviewed them and is fully aware of the meaning and effect of their contents. Each Borrower is fully informed of all circumstances which bear upon the risks of executing the Loan Documents and which a diligent inquiry would reveal. Each Borrower has adequate means to obtain from each other Borrower on a continuing basis information concerning such other Borrower's financial condition, and is not depending on the Administrative Agent or the Lenders to provide such information, now or in the future. Each Borrower agrees that neither the Administrative Agent nor any of the Lenders shall have any obligation to advise or notify any Borrower or to provide any Borrower with any data or information regarding any other Borrower.

     SECTION 9.07 Severability.

     Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08 Right of Setoff.

     If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts and in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10 WAIVER OF JURY TRIAL.

     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11 Headings.

     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12 Confidentiality.

     Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13 Interest Rate Limitation.

     If at any time there exists a maximum rate of interest which may be contracted for, charged, taken, received or reserved by the Lenders in accordance with applicable law (the "Maximum Rate"), then notwithstanding anything herein to the contrary, at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed such Maximum Rate, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lenders in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lenders. If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. Without notice to the Borrower or any other person or entity, the Maximum Rate, if any, shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

     SECTION 9.14 USA PATRIOT Act.

     Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

     SECTION 9.15 RELEASE.

     In accordance with the terms of the Original Credit Agreement, JPMorgan Chase Bank, N.A. is discharged from its duties and obligations as Administrative Agent under the Original Credit Agreement and the other Loan Documents (as defined in the Original Credit Agreement).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        EDUCATION REALTY OPERATING PARTNERSHIP,
                                        LP, a Delaware limited partnership

                                        By: EDUCATION REALTY OP GP, INC., a
                                            Delaware corporation, its General
                                            Partner


                                        By: /s/ Randall H. Brown
                                            ------------------------------------
                                        Name: Randall H. Brown
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------


                                        EDR TALLAHASSEE LIMITED PARTNERSHIP, a
                                        Delaware limited partnership

                                        By: EDR Tallahassee, LLC, a Delaware
                                            limited liability company, its
                                            general partner

                                        By: EDR Tallahassee, Inc., a Delaware
                                            corporation, its managing member


                                        By: /s/ Randall H. Brown
                                            ------------------------------------
                                        Name: Randall H. Brown
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------

                                        EDR THARPE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: EDR Tharpe, LLC, a Delaware limited
                                            liability company, its general
                                            partner

                                        By: EDR Tharpe, Inc., a Delaware
                                            corporation, its managing member


                                        By: /s/ Randall H. Brown
                                            ------------------------------------
                                        Name: Randall H. Brown
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------


                                        EDR LAWRENCE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: EDR Lawrence, LLC, a Delaware
                                            limited liability company, its
                                            general partner

                                        By: EDR Lawrence, Inc., a Delaware
                                            corporation, its managing member


                                        By: /s/ Randall H. Brown
                                            ------------------------------------
                                        Name: Randall H. Brown
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------

                                        EDR C STATION, LLC,
                                        a Delaware limited liability company

                                        By: Education Realty Operating
                                            Partnership, LP, a Delaware limited
                                            partnership, its managing member

                                        By: Education Realty OP GP, Inc., a
                                            Delaware corporation, its general
                                            partner


                                        By: /s/ Randall H. Brown
                                            ------------------------------------
                                        Name: Randall H. Brown
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------


                                        EDR ATHENS I, LLC,
                                        a Delaware limited liability company

                                        By: Education Realty Trust, LLC, a
                                            Delaware limited liability company,
                                            its managing member

                                        By: Education Realty Operating
                                            Partnership, LP, a Delaware limited
                                            partnership,
                                            its managing member

                                        By: Education Realty OP GP, Inc.,
                                            a Delaware corporation,
                                            its general partner


                                        By: /s/ Randall H. Brown
                                            ------------------------------------
                                        Name: Randall H. Brown
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------

                                        EDR TALLAHASSEE I, LLC, a Delaware
                                        limited liability company

                                        By: Education Realty Trust, LLC, a
                                            Delaware limited liability company,
                                            its managing member

                                        By: Education Realty Operating
                                            Partnership, LP, a Delaware limited
                                            partnership,
                                            its managing member

                                        By: Education Realty OP GP, Inc. a
                                            Delaware corporation,
                                            its general partner


                                        By: /s/ Randall H. Brown
                                            ------------------------------------
                                        Name: Randall H. Brown
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------

     The Parent joins in the execution of this Agreement to evidence its agreement to the provisions of Sections 5.01, 5.15, 6.06 and 6.08 of this Agreement.

                                        EDUCATION REALTY TRUST, INC.


                                        By: /s/ Randall H. Brown
                                            ------------------------------------
                                        Name: Randall H. Brown
                                              ----------------------------------
                                        Title: Secretary and Treasurer
                                               ---------------------------------

Signature page to Credit Agreement with Education Realty Operating Partnership,
LP

                                        KEYBANK, NATIONAL ASSOCIATION,
                                        individually and as Administrative
                                        Agent,


                                        By: /s/ Gregory W. Lane
                                            ------------------------------------
                                            Gregory W. Lane
                                            Vice President

Signature page to Credit Agreement with Education Realty Operating Partnership,
LP

                                        UBS LOAN FINANCE LLC


                                        By: /s/ Joselin Fernandes
                                            ------------------------------------
                                        Name: Joselin Fernandes
                                              ----------------------------------
                                        Title: Associate Director
                                               ---------------------------------


                                        By: /s/ Salloz Sikka
                                            ------------------------------------
                                        Name: Salloz Sikka
                                              ----------------------------------
                                        Title: Associate Director
                                               ---------------------------------

                                        Address:
                                        677 Washington Boulevard Stamford,
                                        Connecticut 06901
                                        Attention: Carmen Melendez
                                        Telephone No.: (203) 719-3233
                                        Telecopy No.: (203) 719-3888

Signature page to Credit Agreement with Education Realty Operating Partnership,
LP

                                        REGIONS BANK


                                        By: /s/ Joelle Rogin
                                            ------------------------------------
                                        Name: Joelle Rogin
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Address:
                                        6200 Poplar Avenue
                                        Memphis, Tennessee 38119
                                        Attention: Joelle L. Rogin,
                                        Vice President
                                        Telephone No.: (901) 580-5321
                                        Telecopy No.: (901) 580-5582

Signature page to Credit Agreement with Education Realty Operating Partnership,
LP

                                        ALLIED IRISH BANKS, P.L.C.


                                        By: /s/ Douglas S. Marron
                                            ------------------------------------
                                        Name: Douglas S. Marron
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        By: /s/ Laura B. Baker
                                            ------------------------------------
                                        Name: Laura B. Baker
                                              ----------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------

                                        Address:
                                        405 Park Avenue, 10th Floor
                                        New York, New York 10022
                                        Attention: Douglas S. Marron
                                        Telephone No.: (212) 515-6762
                                        Telecopy No.: (212) 339-9150

Signature page to Credit Agreement with Education Realty Operating Partnership,
LP

                                        COMMERZBANK AG NEW YORK BRANCH


                                        By: /s/ Christian Berry
                                            ------------------------------------
                                        Name: Christian Berry
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        By: /s/ Kerstin Micke
                                            ------------------------------------
                                        Name: Kerstin Micke
                                              ----------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------

                                        Address:
                                        2 World Financial Center
                                        New York, New York 10281-1050
                                        Attention: David Goldman, Vice President
                                        Telephone No.: (212) 266-7761
                                        Telecopy No.: (212) 266-7565

                                  SCHEDULE 2.01

LENDER                           REVOLVING LOAN COMMITMENT
------                           -------------------------
                                        (Percentage)
KeyBank, National Association          $25,000,000.00
                                           (25%)

UBS Loan Finance LLC                   $20,000,000.00
                                           (20%)

Regions Bank                           $15,000,000.00
                                           (15%)

Allied Irish Bank                      $20,000,000.00
                                           (20%)

Commerzbank AG New York Branch         $20,000,000.00
                                           (20%)

                                SCHEDULE 3.05(F)

     1.   Earthquake or Seismic Area - None

     2. Special Flood Hazard - Jefferson Commons in Lawrence, Kansas is in Special Flood Hazard Area AE.

                                  SCHEDULE 3.07

     In June 2001, the United State Department of Justice, or DOJ, notified JPI of an on-going investigation regarding possible violations of the ADA and the FHAA at various residential properties developed by JPI, mostly multi-family apartment communities. Of the 14 student housing communities the Borrower is acquiring from JPI in the acquisition, one property is included in those reviewed by the DOJ to date. The DOJ has reviewed the property plans for this property but has not issued a report regarding its review. In October 2002, the DOJ indicated that the investigations were being delayed for an undetermined period of time. This investigation has not been resolved and, at this point, no conclusion can be reached regarding what will be required to conclude it or whether it will result in a dispute or legal proceedings with the DOJ. Noncompliance with the ADA and the FHAA could result in the imposition of injunctive relief, fines, awards of damages to private litigants or additional capital expenditures to remedy such noncompliance. The Borrower is unable to predict the outcome of the DOJ's investigation related to the JPI portfolio.

                                  SCHEDULE 3.15
                              LIST OF SUBSIDIARIES

1.  Education Realty OP Limited Partnership Trust
2.  Education Realty OP GP, Inc.
3.  Education Realty Operating Partnership, LP
4.  Allen & O'Hara Education Services, Inc.
5.  Allen & O'Hara Development Company, LLC
6.  Education Realty Trust, LLC
7.  EDR C Station, LLC
8.  EDR BG GP, LLC
9.  EDR BG, LP
10. EDR Clemson I GP, Inc.
11. EDR Clemson I Limited Partnership
12. EDR Tucson I, LLC
13. EDR Tallahassee I, LLC
14. EDR Athens I, LLC
15. EDR Lubbock, Inc.
16. EDR Lubbock, LLC
17. EDR Lubbock Limited Partnership
18. EDR Tallahassee, Inc.
19. EDR Tallahassee, LLC
20. EDR Tallahassee Limited Partnership
21. EDR Lawrence, Inc.
22. EDR Lawrence, LLC
23. EDR Lawrence Limited Partnership
24. EDR Columbus, Inc.
25. EDR Columbus, LLC
26. EDR Columbus Limited Partnership
27. EDR Columbia, Inc.
28. EDR Columbia, LLC
29. EDR Columbia Limited Partnership
30. EDR Western Michigan, Inc.
31. EDR Western Michigan, LLC
32. EDR Western Michigan Limited Partnership
33. EDR Wabash, Inc.
34. EDR Wabash, LLC
35. EDR Wabash Limited Partnership
36. EDR State College, Inc.
37. EDR State College, LLC
38. EDR Limpar, LLC
39. EDR State College Limited Partnership
40. EDR Stillwater, Inc.
41. EDR Stillwater, LLC
42. EDR Stillwater Limited Partnership
43. EDR Knoxville, Inc.
44. EDR Knoxville, LLC
45. EDR Knoxville Limited Partnership
46. EDR Tucson, Inc.
47. EDR Tucson, LLC
48. EDR Tucson Phase II Limited Partnership
49. EDR Tharpe, Inc.
50. EDR Tharpe, LLC
51. EDR Tharpe Limited Partnership
52. EDR Tampa, Inc.
53. EDR Tampa, LLC
54. EDR Tampa Limited Partnership
55. EDR Orlando, Inc.
56. EDR Orlando, LLC
57. EDR Orlando Limited Partnership
58. University Towers OP GP, LLC
59. University Towers Operating Partnership, LP
60. AOD/Raleigh Residence Hall, LLC
61. University Towers Building, LLC
62. University Towers Raleigh, LLC
63. University Towers Raleigh Services, LLC
64. EDR Oxford, LLC
65. EDR Cayce Manager, Inc.
66. EDR Cayce, LLC
67. EDR Murfreesboro, LLC
68. EDR Gainesville Limited Partnership
69. EDR Gainesville GP, LLC
70. EDR Auburn, LLC
71. EDR Clemson Place Limited Partnership
72. EDR Clemson Place GP, LLC
73. EDR Berkeley Place Limited Partnership
74. EDR Berkeley Place GP, LLC
75. Cape Place (DE), LLC
76. Clayton Place (DE), LLC
77. Jacksonville Place (DE), LLC
78. Macon Place (DE), LLC
79. Martin Place (DE), LLC
80. Murray Place (DE), LLC
81. River Place (DE), LLC
82. Troy Place (DE), LLC
83. Carrolton Place, LLC
84. Southern Place, LLC
85. Western Place, LLC
86. EDR Lease Holdings, LLC

                                  SCHEDULE 5.12
                                      POOL

1. Jefferson Commons - Tallahassee, Florida (Leon County)
2. Players Club Apartments - Tallahassee, Florida (Leon County)
3. Jefferson Pointe - Tallahassee, Florida (Leon County)
4. The Reserve At Athens - Athens, Georgia (Clarke County)
5. College Station - Augusta, Georgia (Richmond County)
6. Jefferson Commons - Lawrence, Kansas (Douglas County)
7. Campus Creek - Oxford, Mississippi (Lafayette County)

                                  SCHEDULE 6.02
                                 EXISTING LIENS

                                      None

                                CREDIT AGREEMENT

                                    EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:             _______________________________________________________

2. Assignee:             _______________________________________________________
                         [and is an Affiliate/Approved Fund of [identify
                         Lender](1)]

3. Borrower:             Education Realty Operating Partnership, LP and certain
                         of its Subsidiaries

----------
(1)  Select as applicable.

4. Administrative Agent: KeyBank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:     The Amended and Restated Credit Agreement dated as of
                         ________________, 2006, among Education Realty
                         Operating Partnership, LP, certain of its Subsidiaries, the Lenders parties thereto, KeyBank, National
                         Association, as Administrative Agent, and the other agents parties thereto

6. Assigned Interest:

   Aggregate Amount of         Amount of           Percentage
Commitment/Loans for all   Commitment/Loans       Assigned of
         Lenders               Assigned       Commitment/Loans(2)
------------------------   ----------------   -------------------
         $_____                 $_____               _____%
         $_____                 $_____               _____%
         $_____                 $_____               _____%

Effective Date:          ______________________, 20____ [TO BE INSERTED BY
                         ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE
                         DATE OF RECORDATION OF TRANSFER IN THE REGISTER
                         THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        ----------------------------------------
                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

----------
(2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

                                        ASSIGNEE

                                        ----------------------------------------
                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


[Consented to and](3) Accepted:

[KeyBank, National Association], as
Administrative Agent


By:
    ---------------------------------
Title:
       ------------------------------


[Consented to:](4)

-------------------------------------
[NAME OF RELEVANT PARTY]


By:
    ---------------------------------
Title:
       ------------------------------

----------
(3) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(4) To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                CREDIT AGREEMENT

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                                     [Date]

KeyBank, National Association
as Administrative Agent
225 Franklin Street
Boston, Massachusetts 02110

Attn: Mr. Gregory W. Lane

Re: Education Realty Operating Partnership. LP
    Compliance Certificate for _______ through __________

Dear Ladies and Gentlemen:

     This Compliance Certificate is made with reference to that certain Amended and Restated Credit Agreement dated as of ________________, 2006 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Education Realty Operating Partnership, LP and certain of its Subsidiaries (collectively, the "Borrower"), the financial institutions party thereto, as lenders, and KeyBank, National Association., as Administrative Agent. All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.

     I hereby certify that I am the [chief financial officer] [chief accounting officer] of Education Realty Operating Partnership, LP, and that I make this Certificate on behalf of each Borrower. I further represent and certify on behalf of the Borrower as follows as of the date of this Compliance Certificate:

     I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries, during the accounting period (the "Reporting Period") covered by the financial reports delivered simultaneous herewith pursuant to Section 5.01[(a)][(b)], and that such review has not disclosed the existence during or at the end of such Reporting Period (and that I do not have knowledge of the existence as at the date hereof) of any condition or event which constitutes a Default or Event of Default.(1)

     Attached hereto as (x) Schedule A-1 is a list of the Real Property that comprises the Pool and the Pool Value, and (y) Schedule A-2 is a list of the Real Property assets that were identified as being in the Pool in the last Compliance Certificate and that are no longer qualified to be in the Pool as of the last day of the Reporting Period.

     Attached hereto as (x) Schedule B-1 is a detailed calculation of Interest Expense for the Reporting Period, which amount was $__________, and (y) Schedule B-2 is a detailed calculation of Interest Expense, principal paid and due and payable on Indebtedness, and cash dividends payable on the Parent's preferred stock for the Reporting Period, which aggregated $__________.

     Attached hereto as Schedule C is a detailed calculation of EBITDA for the Reporting Period, which amount was $__________.

          As of the last day of the Reporting Period:

1.   Interest Coverage Ratio

     (a)  EBITDA                                                 $______________
     (b)  Interest Expense                                       $______________
     (c)  Interest Coverage Ratio(2)                              _______ : 1.00

2.   Fixed Charge Coverage Ratio Calculation:

     (a)  EBITDA                                                 $______________
     (b)  Capital Expenditure Reserve                            $______________
          (attach quarterly average calculation)
     (c)  (a) - (b)                                              $______________
     (d)  Principal paid and due and payable plus Interest       $______________
          Expense plus cash dividends on preferred stock
     (e)  Fixed Charge Coverage Ratio ((c) to (d))(3)             _______ : 1.00

3.       Tangible Net Worth(4):                                  $______________

----------
(1) Alternatively, if a Default or Event of Default existed or exists, specify the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto.

(2)  Pursuant to Section 5.02(b), must not be less than 1.85 to 1.00.

(3)  Pursuant to Section 5.02(c), must not be less than 1.50 to 1.00.

(4) Pursuant to Section 5.02(d), must not be less than $____________, plus 75% of the net proceeds of equity offerings after the date of the Credit Agreement.

4.   Total Leverage Ratio Calculation:

     (a)  Indebtedness                                           $______________
     (b)  Total Asset Value                                      $______________
     (c)  Total Leverage Ratio(5)                                 _____________%

5.   Varying Interest Rate Calculation:

     (a)  Indebtedness with a varying interest rate              $______________
     (b)  Indebtedness                                           $______________
     (c)  (a) to (b)(6)                                           _____________%

6.   Asset Maintenance Calculation

     (a)  Value of Pool(7)
          (attach list of each Property)                         $______________

7.   Investment Limitations

     (a)  (i)   Investments in Unconsolidated Affiliates         $______________
          (ii)  Total Asset Value                                $______________
          (iii) (i) / (ii), expressed as a percentage(8)          _____________%

     (b)  (i)   Investments in undeveloped land                  $______________
          (ii)  Total Asset Value                                $______________
          (iii) (i) / (ii), expressed as a percentage(9)          _____________%

     (c)  (i)   Investment in Assets Under Development           $______________
          (ii)  Total Asset Value                                $______________
          (iii) (i) / (ii), expressed as a percentage(10)         _____________%

     (d)  (i)   Investments in Real Property not constituting
                student housing communities                      $______________
          (ii)  Total Asset Value                                $______________
          (iii) (i) / (ii), expressed as a percentage(11)         _____________%

     (g)  (i)   Investments in undeveloped land, Unconsolidated

----------
(5)  Pursuant to Section 5.02(a), cannot exceed seventy percent (70%).

(6)  Pursuant to Section 5.02(e), must not exceed thirty percent (30%).

(7)  Pursuant to Section 5.12(a), must not be less than $50,000,000.

(8) Pursuant to Section 6.04(c), cannot exceed twenty percent (20%) of the Total Asset Value.

(9) Pursuant to Section 6.04(d), cannot exceed ten percent (10%) of Total Asset Value.

(10) Pursuant to section 6.04(f), cannot exceed twenty percent (20%) of Total Asset Value.

(11) Pursuant to Section 6.04(e), cannot exceed ten percent (10%) of Total Asset Value.

                Affiliates, Assets Under Development and
                non-student housing communities                  $______________
          (ii)  Total Asset Value                                $______________
          (iii) (i) / (ii), expressed as a percentage(12)         _____________%

8.   Restricted Payments

     (a)   Restricted Payments made on or after January
           1, 2006 for Reporting Period and preceding 3
           quarters                                              $______________

9.   Maximum Outstandings

     (a)  Aggregate Commitment                                   $100,000,000.00
     (b)  Aggregate Borrowing Base Availability
          (attach list reflecting amount for each Mortgaged
          Property)                                              $______________
     (c)  Maximum Loan Available Amount (lesser of (a) or (b))   $______________
     (d)  Amount outstanding under Revolving Loans and
          Swingline Loans                                        $______________
     (e)  LC Exposure                                            $______________
     (f)  Revolving Credit Exposure (d)+(e); cannot exceed (c)   $______________

     This Compliance Certificate has been executed and delivered as of the date set forth above.

                                        EDUCATION REALTY OPERATING PARTNERSHIP,
                                        LP

                                        By: EDUCATION REALTY OP GP, INC.,
                                            General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(12) Pursuant to Section 6.04, cannot exceed thirty percent (30%) of Total Asset Value.

                                CREDIT AGREEMENT

                                    EXHIBIT C

                                FORM OF GUARANTY

     THIS GUARANTY dated as of _______________, 2006, executed and delivered by each of the undersigned, whether one or more, (all each a "Guarantor" and, collectively, the "Guarantors"), in favor of (a) KEYBANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the "Agent") for the Lenders under that certain Amended and Restated Credit Agreement dated as of _______________, 2006, by and among EDUCATION REALTY OPERATING PARTNERSHIP, LP, EDR ATHENS I, LLC, EDR TALLAHASSEE I, LLC, EDR C STATION, LLC, EDR TALLAHASSEE LIMITED PARTNERSHIP, EDR THARPE LIMITED PARTNERSHIP and EDR LAWRENCE LIMITED PARTNERSHIP (collectively, the "Borrower"), the financial institutions party thereto and their assignees in accordance therewith (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.

     WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

     WHEREAS, the Borrower and each Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

     WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and

     WHEREAS, each Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

     Section 1. Guaranty. Each Guarantor hereby absolutely and unconditionally guaranties the due and punctual payment and performance of all of the following when due (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith (including any Hedging Agreement); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

     Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any legal requirement of any Governmental Authority.

     Section 3. Guaranty Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance of the Obligations), including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

     (a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

     (c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

     (d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

     (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

     (f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

     (g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

     (h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

     (i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

     (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder.

     Section 4. Action with Respect to Obligations. The Lenders and the Agent may in accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in
Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.

     Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

     Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.

     Section 7. Waiver. Each Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

     Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

     Section 9. Reinstatement of Obligations. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

     Section 10. Subrogation. Until all of the Obligations shall have been indefeasibly paid in full, any right of subrogation a Guarantor may have shall be subordinate to the rights of Agent and the Lenders and each Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

     Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes (as defined in the Credit Agreement) or Other Taxes (as defined in the Credit Agreement); provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent, Lender or Issuing Bank (as defined in the Credit Agreement) (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Guarantor shall make such deductions; and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority (as defined in the Credit Agreement) in accordance with applicable law.

     Section 12. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Lender then due and payable. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

     Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations; provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

     Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions." Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This
Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

     Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

     Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 17. Jurisdiction; Venue; JURY WAIVER.

     (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in Boston, Massachusetts and in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its properties in the courts of any jurisdiction.

          (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT

     BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 18. Loan Accounts. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon each Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

     Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

     Section 20. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Each Guarantor may not assign or transfer its obligations hereunder to any Person.

     Section 21. Amendments. This Guaranty may not be amended except as provided in the Credit Agreement.

     Section 22. Payments. All payments made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date one (1) Business Day after written demand therefor to such Guarantor by the Agent.

     SECTION 23. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) CONFIRMS THAT IT (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS AND ALL OF THE OBLIGATIONS AND

LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS.

     Section 24. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given as provided in the Loan Agreement. Each Guarantor's address for notice is set forth below its signature hereto.

     Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

     Section 27. Definitions. (a) For the purposes of this Guaranty:

     "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;
(iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

     (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

     IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

                                        (GUARANTOR)


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Address for Notices:

                                        c/o EDUCATION REALTY OPERATING
                                        PARTNERSHIP, LP
                                        530 Oak Court Drive, Suite 300
                                        Memphis, Tennessee 38117
                                        Attention: Randall H. Brown

                                CREDIT AGREEMENT

                                    EXHIBIT D

                                  FORM OF NOTE

$_________________                                              __________, 2005

     FOR VALUE RECEIVED, EDUCATION REALTY OPERATING PARTNERSHIP, LP, EDR ATHENS I, LLC, EDR TALLAHASSEE I, LLC, EDR C STATION, LLC, EDR TALLAHASSEE LIMITED PARTNERSHIP, EDR THARPE LIMITED PARTNERSHIP AND EDR LAWRENCE LIMITED PARTNERSHIP (collectively, the "Maker") jointly and severally promise to pay without offset or counterclaim to the order of [insert name of Lender], ("Payee"), the principal amount equal to the lesser of (x) __________________________ ($_____________) or (y) the outstanding amount advanced by Payee as a Loan under the Credit Agreement (as hereinafter defined), payable in accordance with the terms of the Credit Agreement.

     Maker also promises to pay interest on the unpaid principal amount of this Note (this "Note") at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit Agreement dated of even date herewith, among Maker, the Lenders named therein, and KeyBank, National Association, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     Amounts borrowed may be repaid and reborrowed at any time prior to the termination of the Availability Period. Except as otherwise provided in the Credit Agreement, no Lender shall have any obligation to make a Loan to the extent such Loan would cause the sum of the total Revolving Credit Exposures to exceed the total Maximum Loan Available Amount.

     This Note is subject to mandatory prepayment and prepayment at the option of the Maker, as provided in the Credit Agreement.

     This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. MAKER AGREES THAT JURISDICTION AND VENUE FOR ANY ACTION REGARDING THIS NOTE SHALL BE AS SET FORTH IN THE CREDIT AGREEMENT.

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     Maker promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                        EDUCATION REALTY OPERATING PARTNERSHIP,
                                        LP, a Delaware limited partnership

                                        By: EDUCATION REALTY OP GP, INC.,
                                            a Delaware corporation,
                                            General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        EDR TALLAHASSEE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: EDR Tallahassee, LLC,
                                            a Delaware limited liability
                                            company, its general partner

                                        By: EDR Tallahassee, Inc.,
                                            a Delaware corporation, its managing
                                            member


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        EDR THARPE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: EDR Tharpe, LLC,
                                            a Delaware limited liability
                                            company, its general partner

                                        By: EDR Tharpe, Inc.,
                                            a Delaware corporation, its managing
                                            member


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        EDR LAWRENCE LIMITED PARTNERSHIP,
                                        a Delaware limited partnership

                                        By: EDR Lawrence, LLC,
                                            a Delaware limited liability
                                            company, its general partner

                                        By: EDR Lawrence, Inc.,
                                            a Delaware corporation, its managing
                                            member


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        EDR C STATION, LLC,
                                        a Delaware limited liability company

                                        By: Education Realty Operating
                                            Partnership, LP, a Delaware limited
                                            partnership, its managing member

                                        By: Education Realty OP GP, Inc.,
                                            a Delaware corporation, its general
                                            partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        EDR ATHENS I, LLC, a Delaware limited
                                        liability company

                                        By: Education Realty Trust, LLC,
                                            a Delaware limited partnership, its
                                            managing member

                                        By: Education Realty Operating
                                            Partnership, LP, a Delaware
                                            limited liability company, its
                                            managing member

                                        By: Education Realty OP GP,
                                            Inc., a Delaware corporation,
                                            its general partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        EDR TALLAHASSEE I, LLC, a Delaware
                                        limited liability company

                                        By: Education Realty Trust, LLC,
                                            a Delaware limited liability
                                            company, its managing member

                                        By: Education Realty Operating
                                            Partnership, LP, a Delaware
                                            limited partnership,
                                            its managing member

                                        By: Education Realty OP GP, Inc.
                                            a Delaware corporation, its general
                                            partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                CREDIT AGREEMENT

                                    EXHIBIT E

              [FORM OF] BORROWING REQUEST/INTEREST ELECTION REQUEST

                                     [Date]

KeyBank, National Association
as Administrative Agent
225 Franklin Street, 18th floor
Boston, Massachusetts 02110

Attn: Mr. Gregory W. Lane

Re: Education Realty Operating Partnership, LP
    Borrowing Request

Dear Ladies and Gentlemen:

     This Borrowing Request is made with reference to that certain Amended and Restated Credit Agreement dated as of ________________, 2006 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Education Realty Operating Partnership, LP and certain of its Subsidiaries (collectively, the "Borrower"), the financial institutions party thereto, as lenders, and KeyBank, National Association, as Administrative Agent. All capitalized terms used in this Borrowing Request (including any attachments hereto) and not otherwise defined in this Borrowing Request shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement. This request is made by Education Realty Operating Partnership, LP on behalf of the Borrower.

     The Borrower hereby requests [check as applicable] [ ] a conversion of an existing Loan as provided below and/or [ ] an advance under the Credit Agreement, in the amount of $____________ [minimum of $1,000,000.00 and in multiples of $100,000.00].

     1.   Aggregate Commitment                                  $100,000,000.00

     2.   Maximum Loan Available Amount                         $______________

     3.   The amount outstanding under the Revolving Loans and
          Swingline Loans                                       $______________

     4.   LC Exposure                                           $______________

     5.   Available amount (lesser of 1 or 2, minus 3, minus 4) $______________

     6.   Less amount requested                                 ($_____________)

     7.   Amount remaining to be advanced                       $______________

     8.   Account for funding:                                  ________________

     The advance or conversion is to be made as follows:

     A.   ABR Borrowing.

          1.   Amount of ABR Borrowing:                         $______________

          2.   Date of ABR Borrowing                             ______________

     B.   Eurodollar Borrowing:

          1.   Amount of Eurodollar Borrowing:                  $______________

          2.   Amount of conversion of existing Loan to
               Eurodollar Borrowing:                            $______________

          3. Number of Eurodollar Borrowing(s) now in effect: ______________ [cannot exceed six (6)]

          4.   Date of Eurodollar Rate Borrowing or conversion:  ______________

          5.   Interest Period:                                  ______________

          6.   Expiration date of current Interest Period as to
               this conversion:                                  ______________

     The Borrower hereby represents and warrants that the amounts set forth above are true and correct, that the amount above requested has actually been incurred, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date), and that the Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows: _______________]

                                        Very truly yours,

                                        EDUCATION REALTY OPERATING
                                        PARTNERSHIP, LP

                                        By: EDUCATION REALTY OP GP, INC.,
                                            its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT F

                                JOINDER AGREEMENT

     JOINDER AGREEMENT (the "Agreement"), dated as of __________, 20__, made by ____________________________ a ____________________ (the "NEW BORROWER") in
favor of KEYBANK, NATIONAL ASSOCIATION, as administrative agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                                   WITNESSETH:

     WHEREAS, Education Realty Operating Partnership, LP, a Delaware limited partnership, EDR Athens I, LLC, a Delaware limited liability company, EDR Tallahassee I, LLC, a Delaware limited liability company, EDR C Station, LLC, a Delaware limited liability company, EDR Tallahassee Limited Partnership, a Delaware limited partnership, EDR Tharpe Limited Partnership, a Delaware limited partnership and EDR Lawrence Limited Partnership, a Delaware limited partnership (collectively, the "BORROWER"), certain lenders (the "LENDERS"), and the Administrative Agent are parties to a Amended and Restated Credit Agreement dated as of March 30, 2006 (as amended, modified, restated, or supplemented and in effect from time to time, the "CREDIT AGREEMENT").

     WHEREAS, the Credit Agreement requires that the owner of any Real Property included in the Pool must join in and assume all obligations of the "Borrower" under the Loan Documents, and the New Borrower is the owner of Real Property to be included in the Pool.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the New Borrower hereby agrees as follows:

1. The New Borrower hereby becomes a party to the Loan Documents as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower and, without limiting the generality of the foregoing, hereby irrevocably, absolutely, and unconditionally assumes and agrees to timely and faithfully pay and perform all of the obligations of the Borrower under the Loan Documents.

2. The New Borrower hereby represents and warrants that each of the representations and warranties contained in Article III of the Credit Agreement are also made by it and are true and correct in all material respects on and as the date hereof (after giving effect to this Agreement) as if made on and as of such date.

3. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------